EXHIBIT 99.1

                 EARNINGS NEWS RELEASE DATED SEPTEMBER 14, 2005

   NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-END FISCAL 2005

                  Revenue Surges 116 Percent to $12.4 Million;
 Company Delivers First Profitable Year with Net Profit Of $663,325 or $.06 EPS

Calabasas, CA - September 14, 2005 - NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today reported revenue for its fiscal year ended June 30, 2005, of $12.4 million, a 116 percent increase when compared to revenues of $5.8 million for fiscal 2004. Net income for fiscal 2005 was $663,325, or net income per weighted average share of approximately $0.06 compared to a net loss of ($2.6) million, or a net loss per weighted average share of ($0.33) for fiscal 2004.

The company's wholly owned subsidiary, NetSol Technology (Pvt) Ltd., reported record revenue of $6.6 million, with a net profit of $3.3 million for year ended June 30, 2005. This is a 103 percent increase in revenue when compared to revenues of $3.2 million, with net profit of approximately $1.5 million for fiscal 2004.

The company reported a net EBITDA (earnings before interest, tax, depreciation, and amortization) of $2.5 million for fiscal 2005, compared to EBITDA of ($1.0) million for fiscal 2004.

Gross profit for the year ended June 30, 2005, increased to $7.7 million, a 152 percent increase when compared to gross profit of $3.0 million for fiscal 2004. Gross profit margin for fiscal 2005 was 62 percent versus a gross profit margin of 53 percent for fiscal 2004.

The company ended the year with approximately $1.4 million in cash and cash equivalents, as compared to $871,161 for fiscal 2004. Funding from the initial public offering of the company's Pakistan subsidiary is not reflected on the balance sheet for fiscal 2005. Shareholder's equity increased substantially in fiscal 2005. The company reported shareholder equity of $15.2 million a 118 percent increase over $7.1 million for fiscal 2004.

"We are very pleased to have exceeded our fiscal 2005 revenue guidance of $11 million by 13 percent," said Naeem Ghauri, Chief Executive Officer for NetSol Technologies. "The 116 percent annual revenue growth was due in part to expanded European market reach, account penetration within existing customers, a significant number of new customers and a new office in China which resulted in a substantial contract with Toyota Motor Finance China."

"This has been a watershed year for NetSol Technologies," continued Ghauri. "For the first time in our history we are reporting a profitable year. This has been a difficult objective to attain and one we will build upon. Our worldwide marketing and sales campaigns aimed at driving organic growth have paid off handsomely, allowing us to more than double our

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NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-END FISCAL 2005
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revenue, while the addition of two new subsidiaries, CQ Systems and TiG was pivotal in signing new customers and penetrating the European marketplace. We have a solid platform and pipeline to continue the growth through fiscal 2006."

"This is a stunning turnaround in the space of one fiscal year," continued Ghauri, "and we see continued growth in demand for our products and services, with a strong sales backlog in the Asia Pacific Rim and Europe."

"We anticipated 2005 to be a breakout year," commented NetSol Chairman Najeeb U. Ghauri. "In fiscal 2004 we invested in the infrastructure to support increased revenue growth from our subsidiaries and they responded in kind. We are very pleased that our Pakistan subsidiary, NetSol Technologies, Ltd., which not only had significant increased revenue growth and profitability, but assisted in strengthening our balance sheet by approximately $6 million through an initial public offering on the KSE. These funds will be used to drive organic growth primarily in China and in our strongest markets of the Asia Pacific Rim, as well as growth through acquisitions and new alliances.

"One of our major goals has been to establish a strong footprint in the U.S. and further strengthen penetration in the European and Asian markets," continued Ghauri. "We are diligently exploring opportunities in the U.S. that would provide a base of new customers and a sophisticated sales and support team to launch our well-known LeaseSoft product. In other words, we are examining companies matching the criteria of a CQ Systems, one of our most successful acquisitions. We are committed to grow NetSol and continue to improve shareholder value."

About NetSol Technologies, Inc.
NetSol Technologies is an end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

Securities Exchange Act of 1934
This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                  Table follows

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NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-END FISCAL 2005
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                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Audited)


                                                               For the Year
                                                              Ended June 30,

                                                           2005            2004
                                                       ------------    ------------
Net revenues                                           $ 12,437,653    $  5,749,062
Cost of revenues                                          4,754,749       2,699,675
                                                       ------------    ------------
Gross profit                                              7,682,904       3,049,387

Operating expenses:
      Selling and marketing                                 782,488         253,701
      Depreciation and amortization                       1,564,562       1,240,792
      Impairment of assets                                       --         203,312
      General and adminstrative                           4,271,149       4,059,800
                                                       ------------    ------------
          Total operating expenses                        6,618,199       5,757,605
                                                                       ------------
Income (loss) from operations                             1,064,705      (2,708,218)
Other income and (expenses)
      Loss on sale of assets                                 (2,082)        (35,173)
      Non-cash expenses                                    (464,978)       (137,230)
      Gain on forgiveness of debt                           404,136         320,318
      Interest expense                                     (215,861)       (229,877)
      Other income and (expenses)                            (1,106)         16,401
      Income taxes                                          (10,416)        (76,638)
                                                                       ------------
Income (loss) before minority interest in subsidiary        774,398      (2,850,417)
Minority interest in subsidiary (income)/loss              (111,073)        273,159
                                                       ------------    ------------
Net income (loss)                                           663,325      (2,577,258)
Other comprehensive loss:
      Translation adjustment                               (282,129)       (387,859)
                                                       ------------    ------------
Comprehensive income (loss)                            $    381,196    $ (2,965,117)
                                                       ============    ============

Net income (loss) per share:
      Basic                                            $       0.06    $      (0.33)
                                                       ============    ============
      Diluted                                          $       0.04    $      (0.33)
                                                       ============    ============

Weighted average number of shares outstanding:
      Basic                                              11,597,625       7,881,554
      Diluted                                            14,776,323       7,881,554


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NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-END FISCAL 2005
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                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET -- JUNE 30, 2005
                                    (AUDITED)

                                               ASSETS
Current assets:
     Cash and cash equivalents                                                     $1,371,727
     Certificates of deposit                                                          205,480
     Accounts receivable, net of allowance for doubtful accounts of $80,000         3,906,360
     Revenues in excess of billings                                                 1,958,950
     Other current assets                                                             931,344
                                                                                --------------
        Total current assets                                                                         8,373,861
Property and equipment, net of accumulated depreciation                                              5,114,776
Intangibles:
     Product licenses, renewals, enhancedments, copyrights,
        trademarks, and tradenames, net                                             4,915,794
     Customer lists, net                                                            1,554,992
     Goodwill, net                                                                  1,166,611
                                                                                --------------
        Total intangibles                                                                            7,637,397
                                                                                                ---------------
        Total assets                                                                              $ 21,126,034
                                                                                                ===============

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                         $2,927,233
     Current portion of notes and obligations under capitalized leases              1,089,192
     Billings in excess of revenues                                                   149,014
     Due to officers                                                                   47,636
     Deferred liability                                                               313,397
     Loans payable, bank                                                              389,089
                                                                                --------------
        Total current liabilities                                                                    4,915,561
Obligations under capitalized leases, less current maturities                                          122,426
Convertible debenture                                                                                  138,175
                                                                                                ---------------
        Total liabilities                                                                            5,176,162
Minority interest                                                                                      700,320
Contingencies                                                                                                -

Stockholders' equity:
     Common stock, $.001 par value; 25,000,000 share authorized;
        13,830,884 issued and outstanding                                              13,831
     Additional paid-in-capital                                                    46,610,747
     Treasury stock                                                                   (27,197)
     Accumulated deficit                                                          (30,318,988)
     Stock subscription receivable                                                   (616,650)
     Common stock to be issued                                                        108,500
     Other comprehensive loss                                                        (520,691)
                                                                                --------------
        Total stockholders' equity                                                                  15,249,552
                                                                                                ---------------
        Total liabilities and stockholders' equity                                                $ 21,126,034
                                                                                                ===============